UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 30, 2009

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2009, Westaff, Inc. (the “Company”), Westaff (USA), Inc. (“Westaff USA”), which is a wholly owned subsidiary of the Company, Westaff Support, Inc. and MediaWorld International, which are wholly-owned subsidiaries of Westaff (USA) (together with the Company and Westaff USA, each a “Borrower” and, collectively, the “Borrowers”), were advanced a loan in an aggregate principal amount of $500,000 from DelStaff, LLC under the previously-announced loan agreement, dated as of August 25, 2008 (the “Subordinated Loan Agreement”), among DelStaff, LLC and the Borrowers.

A description of the Subordinated Loan Agreement was previously included in the Company’s Current Report on Form 8-K filed on August 28, 2008, which is incorporated herein by reference.  As previously disclosed in such Form 8-K, John R. Black, Michael R. Phillips and Michael T. Willis, who are members of the Company’s board of directors, are managers of DelStaff, LLC and also hold positions with H.I.G. Capital, L.L.C., which is an affiliate of DelStaff, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ Christa C. Leonard
Christa C. Leonard
Senior Vice President and Chief Financial Officer

Date:  February 5, 2009